                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                           Dated:  February 10, 2003


                                   WAM Acquisition GP, Inc.
                                       for itself and as general partner of
                                       LIBERTY WANGER ASSET
                                       MANAGEMENT, L.P.



                                   By:  /s/ Bruce H. Lauer
                                        ----------------------------------------
                                            Bruce H. Lauer
                                            Senior Vice President and Secretary

                                   LIBERTY ACORN TRUST



                                   By:  /s/ Bruce H. Lauer
                                        ----------------------------------------
                                            Bruce H. Lauer
                                            Vice President, Treasurer and
                                            Secretary

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